SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – March 22, 2007

OMNICARE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East RiverCenter Boulevard Suite 1600 Covington, Kentucky	41011
(Address of Principal Executive Offices)	(Zip Code)

(859) 392-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2007, the Compensation and Incentive Committee of the Board of Directors of Omnicare, Inc. (the “Committee”) established 2007 Performance Objectives for the Company’s executive officers. These goals and objectives are comprised of both financial and operational factors. Operational factors will be paramount in 2007 and will be focused largely on implementing major initiatives to realign the Company’s operating infrastructure to capitalize on the Company’s scale advantages and to promote long–term growth as well as on addressing certain Company and industry–specific challenges presented in 2006.

In 2007, the Company’s executive officers will be required to focus significant time and effort on the implementation of the Omnicare Full Potential Plan, which is designed to restructure pharmacy operations to increase productivity, reduce costs and enhance long–term growth. In addition, other operational factors include, but are not limited to, execution of strategies for the continued growth of the core pharmacy business, including product and service line expansions, growth in the customer base and the penetration of adjacent markets; continued efforts to realign costs and resolve administrative and payment issues surrounding the Medicare Part D drug benefit; furthering organizational and executive development; continued execution of the Company’s acquisition program; and, the overall strategic positioning of the Company’s assets.

The financial factors, which include, but are not limited to, sales and earnings performance, profitability, cash flows and return on investment, will be assessed in the context of how the Company responds to the marketplace challenges brought about in 2006 or any potential new business or industry issues arising in 2007, as well as how the Company performs relative to its peers.

Specific relative weights are not assigned to each financial and operational performance factor, since the relative importance of each factor varies depending upon the executive officer’s responsibilities.

The Committee and the Board believe it is the focus on the Company’s operational and strategic goals in 2007 that will support long–term growth and success for Omnicare in its dynamic environment.

Any awards of incentive compensation to the Company’s executive officers for 2007 that are intended to be exempt from Section 162(m) of the Internal Revenue Code will also be determined based upon objective corporate performance goals established by the Committee under incentive compensation plans approved by the Company’s stockholders. The Section 162(m) performance goals for 2007 relate to adjusted earnings per share (earnings per share before the cumulative effect of accounting changes, acquisition expenses and other nonrecurring charges) growth rates (for restricted stock awards) and achievement of consolidated income (before income taxes, the cumulative effect of accounting changes, acquisition expenses or other nonrecurring charges) thresholds (for annual cash awards).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Cheryl D. Hodges
Name:	Cheryl D. Hodges
Title:	Senior Vice President and Secretary

Dated: March 27, 2007